EXHIBIT  23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

                  We consent to the incorporation by reference in this Registration Statement of Interneuron Pharmaceuticals, Inc. on Form S-8 of our report dated November 8, 1996 on our audits of the consolidated financial statements of Interneuron Pharmaceuticals, Inc. as of September 30, 1996 and 1995 and for the three years in the period ended September 30, 1996, appearing in the Annual Report on Form 10-K for the fiscal year ended September 30, 1996 (SEC File No. 0- 18728) of Interneuron Pharmaceuticals, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.


                                                        COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
April 9, 1997